STOCK PURCHASE AGREEMENT

                         by and between

               Media and Entertainment.com, Inc.,
              a Nevada corporation (the "Company"),

                               and

                     Winsonic Holdings Ltd.,
           a California corporation (the "Purchaser"),

                           dated as of

                          July 18, 2003





























                        Table of Contents

Item                                                         Page
1. Sale and Purchase of Purchased Securities.                  1
 1.1.Agreement to Sell and Purchase Purchased Securities.      1
 1.2.Purchase Price.                                           1
 1.3.Closing.                                                  1
 1.4.Closing Conditions.                                       1
 1.5.Escrow.                                                   3
2. Representations and Warranties of the Company.              4
 2.1.Organization and Authority.                               4
 2.2.Corporate Power; Binding Effect.                          4
 2.3.Foreign Qualification.                                    5
 2.4.Subsidiaries.                                             5
 2.5.Capitalization.                                           5
 2.6.Lawful Issuance.                                          6
 2.7.SEC Documents.                                            6
 2.8.Absence of Certain Changes.                               6
 2.9.Properties, Leases, Etc.                                  8
 2.10. Indebtedness.                                           9
 2.11. Absence of Undisclosed  Liabilities.                    9
 2.12. Tax  Matters.                                           9
 2.13. Litigation,  Etc.                                      10
 2.14. Safety, Zoning, and Environmental  Matters.            10
 2.15. Labor  Relations.                                      11
 2.16. Material  Contracts.                                   11
 2.17. Employee Benefit  Plans.                               13
 2.18. Potential Conflicts of Interest.                       14
 2.19. Proprietary  Information.                              14
 2.20. Insurance.                                             16
 2.21. Governmental and Other Third-Party  Consents.          16
 2.22. Employment of Officers, Employees.                     16
 2.23. Brokers.                                               16
 2.24. Compliance with Other Instruments, Laws,  Etc.         16
 2.25. Compliance with Securities  Laws.                      17
 2.26. Foreign Corrupt Practices  Act.                        17
 2.27. Disclosure.                                            17
3. Representations and Warranties of the Purchaser.           17
 3.1.Investment Representations.                              17
 3.2.Organization and Authority.                              18
 3.3.Corporate Power; Binding Effect.                         18
 3.4.Listed Contracts.                                        18
 3.5.Litigation, Etc.                                         19
 3.6.Potential Conflicts of Interest.                         19
 3.7.Brokers.                                                 19
 3.8.Compliance with Other Instruments, Laws, Etc.            19
 3.9.Foreign Corrupt Practices Act.                           20
 3.10. Disclosure.                                            20







                          -ii-




4. Covenants.                                                 20
 4.1.Voting Agreement.                                        20
 4.2.Non-competition.                                         21
5. Restrictions on Transfer.                                  22
 5.1.General Restriction.                                     22
 5.2.Notice of Transfer.                                      22
 5.3.Restrictive Legends.                                     22
 5.4.Termination of Restrictions.                             22
6. Expenses; Indemnification.                                 22
7. Definitions.                                               23
 7.1.Certain Defined Terms.                                   23
 7.2.Terms Defined Elsewhere.                                 26
8. Miscellaneous Provisions.                                  27
 8.1.Amendments, Consents, Waivers, Etc.                      27
 8.2.Notices.                                                 27
 8.3.Counterparts.                                            28
 8.4.Captions.                                                28
 8.5.Binding Effect and Benefits.                             28
 8.6.Assignment.                                              28
 8.7.Construction.                                            29
 8.8.Further Assurances.                                      29
 8.9.Severability.                                            29
 8.10. Equitable  Relief.                                     29
 8.11. Entire  Agreement.                                     29
 8.12. Governing  Law.                                        29
SIGNATURES                                                    30






















                    STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of July 18, 2003, is by and between (i) Media and
Entertainment.com, Inc., a Nevada corporation (the "Company"), and (ii) Winsonic Holdings Ltd., a California corporation (the "Purchaser").

     Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 7.1 hereof.

     1.   Sale and Purchase of Purchased Securities.

          1.1.   Agreement   to   Sell  and  Purchase   Purchased
     Securities.

     The Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, thirty million (30,000,000) shares of the Company's Common Stock, such number being equal to a fully-diluted 60% of the total number of shares issued and outstanding after giving effect to such issuance and to the potential exercise of all outstanding options and warrants to acquire shares of the Company's Common Stock, and the potential conversion of all outstanding shares of the Company's Preferred Stock (the "Purchased Securities").

          1.2. Purchase Price.

     The purchase price (the "Purchase Price") for the Purchased Securities will be payable by transfer and assignment of the certain contracts, to be mutually agreed upon by the Company and Purchaser, as described upon Exhibit A annexed hereto (the "Listed Contracts"). The deemed purchase price shall be $.10 per share, which is approximately equal in amount to one hundred fifty (150%) percent of the fair market value of Seller's common stock of seven cents ($0.07) per share, on or about the date, June __, 2003, negotiation of this Agreement commenced. The aggregate purchase price of $3 million shall be equal to $.10 per share multiplied by the 30 million shares of common stock issued to the Purchaser at the Closing (as defined in Section 1.3).

          1.3. Closing.

     The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place on or before July 31, 2003 at the offices of Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York, or at such other time, date, and place as the Company and the Purchaser may agree following the satisfaction of the last to occur of the conditions precedent to Closing set forth in Section 1.4 below (the date on which the Closing actually occurs, the "Closing Date").

          1.4. Closing Conditions.

     The obligation of the Purchaser to purchase the Purchased Securities at Closing and of the Company to sell the Purchased
Securities at Closing, is subject to the fulfillment, or the waiver by the applicable party, of each of the following conditions on or before the Closing:

    (a) The Company will deliver to Purchaser one or more stock certificates representing the Purchased Securities to be sold to and purchased by the Purchaser pursuant to this Agreement, free and clear of all Liens, which shall be registered in such Purchaser's name in the Company's records.

    (b) Purchaser will pay for the Purchased Securities delivering to the Company a Bill of Assignment, in substantially the form annexed hereto as Exhibit B, transferring and assigning the Listed Contracts to the Company. Purchaser will deliver to the Company copies of each of the Listed Contracts on or before the Closing.

    (c) The Company will deliver to the Purchaser each of the following documents:

       (i) The Registration Rights Agreement, in substantially the form annexed hereto as Exhibit C, duly executed by the Company and the Purchaser and any of its assignees who is to have any registration rights with respect to the Company's securities.

       (ii) With respect to the Company, (A) a copy of its charter documents, certified as of a date not more than five business days before the Closing Date, by the Secretary of State of the State of Nevada, (B) a certificate of the Secretary of State of the State of Nevada, dated as of a date not more than five business days before the Closing Date, with respect to the legal existence, charter documents on file with the Secretary of State, and good standing of the Company in the State of Nevada, and
            (C) a certificate of the Secretary of State or equivalent official of each other jurisdiction in which the Company's activities or ownership or leasing of property require it to qualify to do business as a foreign corporation, other than jurisdictions in which the failure to so qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect, dated not more than five business days before the Closing Date, with respect to such qualification and the good standing of the Company in such jurisdiction.

      (iii) With respect to each of the Company's Subsidiaries which is a limited liability company, (A) a certificate of the Secretary of State of such Subsidiary's state of formation, dated as of a date not more than fifteen business days before the Closing Date, with respect to the legal existence, charter documents on file with the Secretary of State, and good standing of such Subsidiary in such state, and (B) a certificate of the Secretary of State or equivalent official of each other jurisdiction in which such Subsidiary's activities or ownership or leasing of property require it to qualify to do business as a foreign limited liability company, other than jurisdictions in which the failure to so qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect, dated not more than five business days before the Closing Date, with respect to such qualification and the good standing of the Company in such jurisdiction.

       (iv) With respect to the Company, a certificate of its secretary, dated the Closing Date, certifying (A) the absence of any amendments to its charter documents (or proceedings therefor) since the date of the certificate referred to in
            Section 1.4(c)(ii)(A) above, (B) the attached copy of its by-laws (the "By-laws") are complete and correct, (C) the attached resolutions of its board of directors with respect to the transactions hereby contemplated or otherwise to be effected at the Closing, and (D) the incumbency of its officers and directors.

       (v) With respect to each of the Company's Subsidiaries which is a limited liability company, a certificate of its managing member, dated the Closing Date, certifying (A) the absence of any amendments to its certificate of organization or formation (or proceedings therefor) since the date of the certificate referred to in Section 1.4(c)(iii)(A) above, and (B) the attached copy of its operating agreement is complete and correct.

       (vi) Evidence satisfactory to the Purchaser that (i) each member of the Company's senior management and any other key employee, as determined by the Purchaser, has executed and delivered to the Company a general release from employment agreement and/or a non-solicitation agreement, in form and substance satisfactory to the Purchasers; (ii) Nana Yalley, and each other executive officer whom the Purchaser agrees to hire, has executed and delivered to the Company a new employment or consulting agreement, in form and substance satisfactory to the Purchasers; and (iii) each member of the Company's senior management and Roger Paglia has executed and delivered to the Company a lockup agreement in substantially the form amount hereto as Exhibit E.

     (vii) Evidence that, upon consummation of the transactions contemplated by this Agreement, the Company's Board of Directors will be constituted in accordance with the Agreement.

    (viii) Copies of each of the material Contracts referred to in Section 2.16 of this Agreement and/or referred to in the Company Disclosure
            Schedule.

    (d) The Purchaser shall provide evidence reasonably satisfactory to the Company that immediately subsequent to the Closing the Purchaser shall provide to the Company supporting financial and/or other support personnel as may be required to allow Mr. Yalley the discretion to make operating decisions normally made by the president of a public company, subject to the approval of the Company's Board of Directors, when required.

    (e) The Company and the Purchaser have executed and delivered a Services Agreement. Under the Services Agreement, the Company will purchase and license from the Purchaser various products and services. The compensation to be paid by the Company for these products and services is 2 million shares of Common Stock of the Company. Upon the Closing, 2 million Shares shall be credited to the number of shares constituting the Purchased Securities, however, such 2 million shares are non-cancelable and are not part of the escrow agreement set forth below.

          1.5. Escrow.

          Concurrently with the execution and delivery of this Agreement, the Company shall deliver or cause its transfer agent to deliver to UBS Financial Services, Inc. as Escrow Agent, the Purchased Securities together with duly executed blank stock powers. The Purchased Securities shall be held by the Escrow Agent under an Escrow Agreement, in substantially the form annexed hereto as Exhibit D, entered into between the Company, the Purchaser and the Escrow Agent on this date. All of the Purchased Securities shall be released to the Purchaser if the Company's independent auditors have reviewed and/or audited the Company's financial statements which reflect the recognition of an amount of revenues equal to at least fifty percent (50%) of the Purchase Price which have been derived from the Listed Contracts.

          In the event that an amount equal to less that 50% of the Purchase Price, however, greater than 25% of the Purchase Price is recorded by the Company on its financial statements as having been derived from the Listed Contracts, then the Purchased Securities shall be released from escrow on a pro rata basis in the same percentage as the fraction of the Purchase Price earned (e.g., 25%) divided by 50%. Any and each such pro rata release from escrow of a portion of the Purchased Securities shall take place as soon as practicable following the filing with the Securities and Exchange Commission of the Company's periodic report for the quarterly or annual period, as the case may be, for each period during which the date on which the milestone for such pro rata release was achieved. Notwithstanding the escrow of the Purchased Securities, the Purchaser shall be entitled to vote the Purchased Securities to the same extent as if the Purchaser retained physical possession of the Purchased Securities. The terms and conditions of the Escrow Agreement are incorporated by reference herein, and should there be any conflict between this Agreement and the Escrow Agreement, the latter shall control.

     2.   Representations and Warranties of the Company.

     In order to induce the Purchaser to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants to the Purchaser as follows, subject in each case to such exceptions as are set forth in the attached Company Disclosure Schedule in the section thereof numbered and captioned to correspond to the specific representation or warranty to which such exception relates.

          2.1. Organization and Authority.

     The Company and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing, and in good standing under the laws of its state of incorporation, formation or organization, as the case may be. The Company and each of its Subsidiaries has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The minute books of the Company and each of its Subsidiaries have been made available to the Purchaser for inspection and accurately record therein all corporate actions taken by the Board of Directors and stockholders of the Company and each of its Subsidiaries which is a corporation.

          2.2. Corporate Power; Binding Effect.

     The Company has all requisite power and full legal right to execute and deliver this Agreement and the Ancillary Agreements, and to perform all of its obligations hereunder and thereunder in accordance with the respective terms hereof and thereof. This Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes, and each of the Ancillary Agreements, when executed and delivered by the Company at the Closing, will constitute, a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its respective terms. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by the Company of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of the Company or any of its Subsidiaries which is a corporation, or the certificate of formation or organization and operating agreement of any of its Subsidiaries which is a limited liability company, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to the Company or any of its Subsidiaries, or (z) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries' assets is or are bound.

          2.3. Foreign Qualification.

     The Company and each of its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or foreign limited liability company, as the case may be, in each jurisdiction in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, other than any jurisdictions in which the failure so to qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect.

          2.4. Subsidiaries.

     Each  of the Corporation's Subsidiaries is listed in Section
2.4 of the Company Disclosure Schedule. Except as otherwise noted on the Company Disclosure Schedule, the Company owns fifty percent (50%) of the outstanding capital stock, membership interests or other equity interests of each Subsidiary free and clear of all liens, claims and encumbrances, and all right, title or interest of others.

          2.5. Capitalization.

    (a) Immediately after the Closing, giving effect to the sale and purchase of the Purchased Securities provided for in this Agreement, the authorized and the outstanding capital stock and securities of the Company will be as set forth in Section 2.5(a) of the Company Disclosure Schedule, and all such outstanding shares of capital stock and securities will be owned (of record and beneficially) by the persons and in the amounts there indicated. All such outstanding shares of capital stock and securities will be duly authorized, validly issued, fully paid, and nonassessable, and free and clear of Liens.

    (b) Other than with respect to the Purchased Securities, and except as set forth in Section 2.5(b) of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries, is bound by, or has any obligation to grant or enter into, any

      (i) outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of its capital stock, any membership interests or any other equity security, or any securities described in the following clause, or (ii) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares of its capital stock, any membership interests or any other equity security.

    (c) Other than with respect to the Purchased Securities, this Agreement and the Ancillary Agreements, and except as set forth in Section 2.5(c) of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries (i) has any outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock, membership interests or other equity securities of the Company, (ii) is a party to or bound by, or has knowledge of, any agreement or instrument relating to the voting of any of its securities, or

    (iii) is a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration under the Securities Act.

          2.6. Lawful Issuance.

     All of the outstanding shares of capital stock, membership interests, and other securities of the Company and each of its Subsidiaries were offered, issued, and sold, and the Purchased Securities have been offered and at the Closing will be issued and sold, in compliance with (i) all applicable preemptive or similar rights of all persons, and (ii) assuming the truthfulness and accuracy of the representations made by the Purchaser in
Section 3 hereof, all applicable provisions of the Securities Act and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder. No person has any valid right to rescind any purchase of any shares of capital stock or other securities of the Company or any of its Subsidiaries.

          2.7. SEC Documents.

     The Company has filed each report, schedule, registration statement and definitive proxy statement required to be filed by the Company, with the Commission (the "Company SEC Documents"). As of its filing date (and, with respect to any registration statement, the date on which it was declared effective), each Company SEC Document was in compliance, in all material respects, with the requirements of its form and contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied, at the time of filing with the Commission (and, with respect to any registration statement, at the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended. Since December 31, 2002, there have been no changes in the Company's method of accounting for tax purposes or any other purpose. The consolidated financial statements of the Company and its consolidated Subsidiaries as of December 31, 2002, included in the Company SEC Documents disclose all liabilities of the Company and its consolidated Subsidiaries required to be disclosed therein and contain adequate reserves for taxes and all other material accrued liabilities.

          2.8. Absence of Certain Changes.

     Since December 31, 2002, there has not been:

    (a) any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Company, or any of its Subsidiaries, of any material properties or assets, or
         (ii) other transaction by, or any agreement or commitment on the part of, the Company, or any of its Subsidiaries, other than in the ordinary course of business, that have not caused and will not cause, either in any case or in the aggregate, a Material Adverse Effect;

    (b) any material change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, business, or prospects of the Company, or any of its Subsidiaries, or in any of their respective relationships with any suppliers, customers, or other third parties with whom any of them has financial, commercial, or other business relationships, other than changes in the ordinary course of business that have not caused and cannot reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect;

    (c) any transaction or change in compensation by the Company, or any of its Subsidiaries, with any of their respective stockholders, members, directors, officers, or key employees, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

    (d) any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;

    (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares of the capital stock, membership interests, or other securities of the Company or any of its Subsidiaries;

    (f) any issuance of any shares of the capital stock, membership interests or other securities of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase, or other acquisition by the Company or any of its Subsidiaries of any shares of their respective capital stock, membership interests or other securities;

    (g) any change in the officers, directors, key employees, or material independent contractors of the Company or any of its Subsidiaries;

    (h) any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries, any increase in the compensation or other benefits payable or to become payable by the Company or any of its Subsidiaries to any of their respective Affiliates, or to any of its officers, employees, or independent contractors, or any bonus payments or arrangements made to or with any of such officers, employees, or independent contractors;

    (i) any forgiveness or cancellation of any debt or claim by the Company or any of its Subsidiaries or any waiver by the Company or any of its Subsidiaries of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

    (j) any incurrence or any payment, discharge, or satisfaction by the Company or any of its Subsidiaries of any material Indebtedness or any material obligations or material liabilities, whether absolute, accrued, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, with respect to obligations of others), other than in the ordinary course of business that have not caused and cannot reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

    (k)  any incurrence, discharge, or satisfaction of any Lien
         (i) by the Company or any of its Subsidiaries, or (ii) on any of the capital stock, membership interests, other securities, properties, or assets owned or leased by the Company or any of its Subsidiaries;

    (l) any change in the financial or tax accounting principles, practices, or methods of the Company or any of its Subsidiaries; or

    (m) any agreement, understanding, or commitment by or on behalf of the Company or any of its Subsidiaries, whether in writing or otherwise, to do or permit any of the things referred to in this
         Section 2.8.

          2.9. Properties, Leases, Etc.

    (a) Title to Properties; Condition of Personal Properties. The Company and each of its Subsidiaries has (i) good and marketable title to all of the assets and properties owned by it, including without limitation all assets and properties reflected in the Company SEC Documents (in each case excluding any assets and properties sold or otherwise disposed of to persons other than non-Subsidiary Affiliates in the ordinary course of business since December 31, 2002) free and clear of all Liens, (ii) valid title to the lessee interest in all assets and properties leased by them as lessee, free and clear of all Liens, and (iii) full right to hold and use all of its assets and properties used in or necessary to its businesses and operations, in each case all free and clear of all Liens, and in each case subject to applicable laws and the terms of any lease under which the Company and each of its Subsidiaries leases such assets or properties as lessee. All such assets and properties are in good condition and repair, reasonable wear and tear excepted, and collectively are adequate and sufficient to carry on the businesses of the Company and each of its Subsidiaries as presently conducted and as proposed to be conducted.

    (b) No Owned Real Properties. Neither the Company, nor any of its Subsidiaries, owns any real property or any interest (other than a leasehold interest) in any real property.

    (c) Leased Properties. Section 2.9(c) of the Company Disclosure Schedule sets forth a complete and correct description of all leases of real or personal property under which the Company or any of its Subsidiaries is lessor or lessee. Complete and correct copies of all such leases and all amendments, supplements, and modifications thereto, other than any personal property lease with an annual rent of less than $10,000 and total remaining rental payments of less than $20,000, have been delivered to the Purchaser. Each such lease is valid and subsisting and, to the Company's knowledge, no event or condition exists that constitutes, or after notice or lapse of time or both would constitute, a default thereunder by the Company or any of its Subsidiaries, as the case may be, or, to the Company's knowledge, any other party thereto. The Company's and each of its Subsidiaries' leasehold interests are subject to no Lien, and the Company and each of its Subsidiaries is in quiet possession of the properties covered by their respective leases. The Company has established adequate reserves which are reflected in the Company SEC Documents, for the anticipated costs of any property renovation and repairs to the Company's, or its Subsidiaries', leased premises required to be performed or paid for by it upon termination of any of its leases of real property.

          2.10.     Indebtedness.

     Except as described in Section 2.10 of the Company Disclosure Schedule or disclosed in the Company SEC Documents, immediately after the Closing, neither the Company, nor any of its Subsidiaries, will have any Indebtedness outstanding. Neither the Company, nor any of its Subsidiaries, is in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of its business or the business of its Subsidiaries. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company and its Subsidiaries have been furnished to the Purchaser.

          2.11.     Absence of Undisclosed Liabilities.

     Except to the extent reflected or reserved in the Company SEC Documents, or incurred in the ordinary course of business since December 31, 2002 (other than in connection with any transactions with non-Subsidiary Affiliates), neither the Company, nor any of its Subsidiaries, has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

          2.12.     Tax Matters.

    (a) Filing of Tax Returns and Payment of Taxes. Except as described in Section 2.12 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company and each of its Subsidiaries have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company as of the Closing Date. No claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Tax or file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

    (b) Audit History, Extensions, Etc. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to the Company or any of its Subsidiaries. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company or any of its Subsidiaries. Neither the Company, nor any of its Subsidiaries, has consented to extend the time in which any Tax may be assessed or collected by any taxing authority. Neither the Company, nor any of its Subsidiaries, has requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

    (c) Membership in Affiliated Groups, Etc. Neither the Company, nor any of its Subsidiaries, has ever been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return other than a consolidated tax return with respect to the Company and its Subsidiaries only. Neither the Company, nor any of its Subsidiaries, is a party to or bound by any tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

    (d) Withholding Taxes. The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

          2.13.     Litigation, Etc.

     No litigation, arbitration, action, suit, claim, demand, proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, commission or other person) is pending or, to the Company's knowledge, threatened, against the Company or its Subsidiaries, nor is there any basis therefor known to the Company.

          2.14.     Safety, Zoning, and Environmental Matters.

    (a) Neither the Company, nor any of its Subsidiaries, is or has been in violation of any applicable statute, law, or regulation relating to occupational health or safety, other than those the violation of which would not, either in any case or in the aggregate, have a Material Adverse Effect, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand , or notice has been filed or commenced against or received by the Company or any of its Subsidiaries alleging any failure by the Company or any of its Subsidiaries to comply with any such statute, law, or regulation, nor is there any basis therefor known to the Company.

    (b) To the best of the Company's knowledge, none of the real properties presently owned, leased, or operated by the Company or any of its Subsidiaries, nor any leasehold improvements thereto, nor any business conducted by the Company or any of its Subsidiaries thereon, is in violation of any applicable land use or zoning requirements, including without limitation any building line or use or occupancy restriction, any public utility or other easement, any limitation, condition, or covenant of record, or any zoning or building law, code, or ordinance.

    (c) Neither the Company, nor any of its Subsidiaries, is presently, or has been, in violation of any judgment, decree, order, statute, law, permit, license, rule, or regulation pertaining to environmental matters, including without limitation those arising under any Environmental Laws, other than those the violation of which would not, either in any case or in the aggregate, have a Material Adverse Effect, nor has the Company or any of its Subsidiaries received any written notice alleging any such violation.

    (d) Neither the Company, nor any of its Subsidiaries, has received any notice or request for information from any third party, including without limitation any federal, state, or local governmental authority, (i) that the Company or any of its Subsidiaries has been identified by the EPA or any state environmental regulatory authority as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or under any equivalent state law; (ii) that any Hazardous Substances that the Company or any of its Subsidiaries has generated, transported, or disposed of have been found at any site at which a federal, state, or local agency or other third party has conducted or has ordered it to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that the Company or any of its Subsidiaries is or will or may be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding arising out of any third party's incurrence of Damages in connection with the release (within the meaning of CERCLA) of any Hazardous Substances or any other environmental matters. No circumstances exist that could reasonably be expected to give rise to any such notice or request for information or to any Damages.

          2.15.     Labor Relations.

     The Company and each of its Subsidiaries is in compliance with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, other than those the violation of which would not, either in any case or in the aggregate, have a Material Adverse Effect, and neither the Company, nor any of its Subsidiaries, is engaged in any unfair labor practice. There is no charge pending or, to the best of the Company's knowledge, threatened, against or with respect to the Company or any of its Subsidiaries before any court or agency and alleging unlawful discrimination in employment practices, and there is no charge of or proceeding with regard to any unfair labor practice against the Company or any of its Subsidiaries pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down, or work stoppage pending or, to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries. None of the employees of the Company or any of its Subsidiaries is covered by any collective bargaining agreement, and no such collective bargaining agreement is currently being negotiated. No one has petitioned and, to the Company's knowledge, no one is now petitioning, for union representation of any employees of the Company. Neither the Company, nor any of its Subsidiaries, has experienced any work stoppage or other material labor difficulty.

          2.16.     Material Contracts.

     Except for the contracts, agreements and other arrangements set forth in Section 2.16 of the Company Disclosure Schedule and contracts, agreements, or other arrangements that have been fully performed and with respect to which neither the Company, nor any of its Subsidiaries, has any further obligations or liabilities, neither the Company, nor any of its Subsidiaries, is a party to or otherwise bound by (i) any agreement, instrument, or commitment that may affect the Company's ability to consummate the transactions contemplated hereby or by the Ancillary Agreements, or (ii) any other material agreement, instrument, or commitment, including without limitation any:

    (a) agreement for the purchase, sale, lease, or license by or from it of services, products, or assets, requiring total payments by or to it in excess of $100,000 in any instance, or entered into other than in the ordinary course of business;

    (b) agreement requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

    (c) agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person, other than agreements with respect to the purchase, sale, lease or license from it of services, products or assets in the ordinary course of business;

    (d) (i) employment agreement providing for annual payments equal to or in excess of $100,000 per annum and/or with a term greater than one (1) year, (ii) consulting agreement providing for annual payments equal to or in excess of $100,000 per annum and/or with a term greater than one (1) year, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

    (e) agreement with any current or former Affiliate, stockholder, member, officer, director, employee, or consultant or with any person in which any such Affiliate has an interest;

    (f)  joint venture, partnership or teaming agreement;

    (g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof;

    (h) agreement imposing non-competition or exclusive dealing obligations on it;

    (i) agreement with respect to the confidentiality of the Company's or any of its Subsidiaries' Proprietary Information (as described in Section 2.19 hereof), and the assignment to the Company or any of its Subsidiaries of any and all rights employees of the Company or any of its Subsidiaries, respectively, might have to acquire with respect to technology, inventions, developments, etc., developed in connection with this employment with the Company, or any of its Subsidiaries, respectively; and

    (j) agreement the performance of which is reasonably likely to result in a loss to it.

     The Company has delivered or caused to be delivered to the Purchaser correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in the Company Disclosure Schedule, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Company, or the Company's
Subsidiary which is a party thereto, and, to the Company's knowledge, of the other party or parties thereto, and is in full force and effect. Neither the Company, nor any of its Subsidiaries, is nor, to the Company's knowledge, is any other party thereto, (nor is the Company considered by any other party thereto to be) in breach of or noncompliance with any term of any such agreement, instrument, or commitment (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. Other than in the ordinary course of business, no claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Company or any of its Subsidiaries and any supplier, customer or any other person, relating to any agreement, instrument,  or  commitment  listed  in  the  Company  Disclosure
Schedule is pending or, to the Company's knowledge, threatened, nor is there any basis for any of the foregoing. No agreement, instrument, or commitment listed in the Company Disclosure Schedule, (i) includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or any of its Subsidiaries or to give additional rights to any other party thereto, (ii) will terminate, lapse, or
(iii) in any other way be affected, by reason of the transactions contemplated by this Agreement, the effect of which would have a Material Adverse Effect on the Company or any of its Subsidiaries, either individually or in the aggregate.

          2.17.     Employee Benefit Plans.

    (a) Identification of Plans. Except for the arrangements set forth in Section 2.17 of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries, maintains or contributes to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, member, officer, consultant, or employee of any of them, whether active or terminated; nor have any of them ever maintained or contributed to any such plan, policy, or arrangement that was subject to ERISA. Each of the arrangements set forth in Section 2.17 of the Company Disclosure Schedule is herein referred to as an "Employee Benefit Plan."

    (b) Compliance with Terms and Law. Each Employee Benefit Plan is and has been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental, or court orders, or governmental rules or regulations in effect from time to time, including but not limited to ERISA and the Code, and applicable to such plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified.

    (c)  Absence of Certain Events and Arrangements.

      (i) There is no pending or, to the Company's knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof and there is no basis for any such legal action or proceeding.

      (ii) No Employee Benefit Plan, nor any party in interest in respect thereof has engaged in a prohibited transaction that could subject the Company or any of its Subsidiaries, directly or indirectly, to liability under Section 409 or 502(i) of ERISA or
           Section 4975 of the Code.

    (iii) No communication, report, or disclosure has been made that, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan.

      (iv) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

      (v) Neither the Company, nor any of its Subsidiaries, has undertaken to maintain any Employee Benefit Plan for any specific period of time and each such plan is terminable at the sole discretion of the Company or its Subsidiary, as the case may be, subject only to such constraints as may be imposed by applicable law.

      (vi) No Employee Benefit Plan is maintained pursuant to a collective bargaining agreement or is or has been subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

    (d)  Funding of Certain Plans.  With respect to each Employee
         Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that, under the terms of each such plan, it is required to have paid as contributions to that plan as of the end of such plan's most recently ended year, and through the Closing hereof.

          2.18.     Potential Conflicts of Interest.

     Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, members, directors, shareholders, or employees, (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 2% of the securities of any publicly held and traded company) in, or is an officer, director, member, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company or any of its Subsidiaries;
(ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company or any of its Subsidiaries; (iii) to the Company's knowledge, has any cause of action or other claim whatsoever against the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements; or (iv) owes any amount to the Company or any of its Subsidiaries other than loans between the Company and any of its Subsidiaries.

          2.19.     Proprietary Information.

    (a) Section 2.19 of the Company Disclosure Schedule lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, and licenses used in or necessary to the Company's or any of its Subsidiaries' business (other than for software programs that have not been customized for its use), as now being conducted or as proposed to be conducted (collectively, and together with any technology, know-how, trade secrets, processes, formulas, and techniques used in or necessary to the Company's or any of its Subsidiaries' business, "Proprietary Information"). The Company and/or its Subsidiaries own, or are licensed or otherwise have the full and unrestricted exclusive right to use, without the payment of royalties or other further consideration, all Proprietary Information, and no other intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests are necessary to or used in the conduct of their respective businesses.

    (b) Each instance where the Company's or any of its Subsidiaries' rights to Proprietary Information arise under a license or similar agreements (other than for software programs that have not been customized for its use) is indicated in
         Section 2.19 of the Company Disclosure Schedule and such rights are licensed exclusively to such entity except as indicated in
         Section 2.19 of the Company Disclosure Schedule. No other person has an interest in, other than the licensor with respect to licensed Proprietary Information, or right or license to use, other than the licensor after the expiration of the license with respect to licensed Proprietary Information, any of the Proprietary Information. To the best of the Company's knowledge, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Proprietary Information is pending (other than litigation against the licensor of any Proprietary Information licensed to the Company with respect to which the Company has no knowledge) or, to the Company's knowledge, threatened, nor, to the best of the Company's knowledge, is there any basis for any such litigation or proceeding. The Company and each of its Subsidiaries maintains adequate and sufficient security measures for the preservation of the secrecy and proprietary nature of the Proprietary Information consistent with the practice in its industry.

    (c) To the best of the Company's knowledge: (i) neither the Company, nor any of its Subsidiaries, nor any of their respective employees has infringed or made unlawful use of, or is, to the Company's knowledge, infringing or making unlawful use of, any proprietary or confidential information of any Person, including without limitation any former employer of any past or present employee or consultant of the Company or any of its Subsidiaries; and (ii) the activities of the Company's and each of its Subsidiaries respective employees in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company or any of its Subsidiaries with infringement or unlawful use of any patent, trademark, copyright, or other proprietary right is pending or, to the Company's knowledge, threatened; nor is there any basis for any such litigation or proceeding.

    (d) To the best of the Company's knowledge, no officer, director, member, employee, or consultant of the Company or any of its Subsidiaries is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company or any of its Subsidiaries, (ii) conflicts or may conflict with the business or operations of the Company or any of its Subsidiaries as presently conducted or as proposed to be conducted, or

     (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company or any of its Subsidiaries.

          2.20.     Insurance.

     Section 2.20 of the Company Disclosure Schedule lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', medical malpractice, and other insurance owned or held by the Company and each of its Subsidiaries and the basis on which such policies provide coverage (i.e., an incurrence or claims-made basis). All such policies are, and at all times since the respective dates set forth in Section 2.20 of the Company Disclosure Schedule, have been, in full force and effect, are sufficient for compliance in all respects by the Company and each of its Subsidiaries with all requirements of law and of all agreements to which it is a party, and provide that they will remain in full force and effect through the respective dates set forth in
Section 2.20 of the Company Disclosure Schedule, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby.

          2.21.     Governmental and Other Third-Party Consents.

     No consent, approval, or authorization of, or registration, designation, declaration, or filing with, any governmental authority, federal or other, or any other person is required on the part of the Company or any of its Subsidiaries in connection with the Company's execution, delivery, or performance of this Agreement or the Ancillary Agreements or the Company's consummation of the transactions contemplated hereby or thereby, or the continued conduct of the present business of the Company and each of its Subsidiaries after the Closing Date.

          2.22.     Employment of Officers, Employees.

     The Company SEC Documents set forth those persons who served as chief executive officer during the Company's 2002 fiscal year and each of the Company's other executive officers who earned (or accrued) compensation in excess of $100,000 during the year ended December 31, 2002.

          2.23.     Brokers.

     No finder, broker, agent, or other intermediary has acted for or on behalf of the Company or any of its Subsidiaries in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Company or any of its Subsidiaries to any such person in connection with such transactions.

          2.24.     Compliance with Other Instruments, Laws, Etc.

     The Company and each of its Subsidiaries has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and
(ii) its charter documents and by-laws, or certificate of formation or organization and operating agreement, as the case may be, each as amended to date. Neither the Company, nor any of its Subsidiaries, has committed, been charged with, or, to the Company's knowledge, been under investigation with respect to, nor does there exist, any violation by the Company or any of its Subsidiaries of any provision of any federal, state, or local law or administrative regulation, except for any violations that, both singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has and maintains, and
Section 2.24 of the Company Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits, and other authorizations from all such governmental authorities as are legally required for the conduct of its business or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Section 2.24 of the Company Disclosure Schedule) are in full force and effect in all material respects, and true and complete copies of all of which have been delivered to the Purchaser.

          2.25.     Compliance with Securities Laws.

     Assuming the accuracy of the representations of each Purchaser contained in Section 3 hereof, the offer, issuance, and delivery of the Purchased Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and are exempt from registration or qualification under applicable states' securities laws. Neither the Company, nor any of its Subsidiaries nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of the Company or any of its Subsidiaries so as to subject the offer, issuance, and sale of the Purchased Securities to the registration requirements of the Securities Act.

          2.26.     Foreign Corrupt Practices Act.

     Neither the Company, nor any of its Subsidiaries, has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Company's knowledge, there is not now, and there has never been, any employment by the Company or any of its Subsidiaries of, or beneficial ownership in the Company or any of its Subsidiaries by, any governmental or political official in any country in the world.

          2.27.     Disclosure.

     No representation or warranty by the Company in this Agreement, in the Company Disclosure Schedule, or in the Ancillary Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is no fact or circumstance relating specifically to the business or condition of the Company or any of its Subsidiaries, other than such facts and circumstances as are generally understood to affect the Company's industry, that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in the Company Disclosure Schedule.

     3.   Representations and Warranties of the Purchaser.

     In order to induce the Company to enter into this Agreement and to sell the Purchased Securities, the Purchaser hereby represents and warrants to the Company as follows, subject in each case to such exceptions as are set forth in the attached Purchaser Disclosure Schedule in the section thereof numbered and captioned to correspond to the specific representation or warranty to which such exception relates.

          3.1. Investment Representations.

     Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, was not organized for the specific purpose of acquiring the securities offered hereby, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Purchaser's financial condition is such that it is able to bear all economic risks of investment in the Purchased Securities, including a complete loss of its investment therein. The Company has provided Purchaser with adequate access to financial and other information concerning the Company as requested and Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in the Company. Purchaser is acquiring the Purchased Securities solely for investment purposes, with no present intention of distributing or reselling any of the Purchased Securities or any interest therein. Purchaser is aware that the Purchased Securities will not be registered under the Securities Act, and that neither the Purchased Securities nor any interest therein may be sold, pledged, or otherwise transferred unless the Purchased Securities are registered under the Securities Act or qualify for an exemption under the Securities Act.

          3.2. Organization and Authority.

     The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. The Purchaser has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          3.3. Corporate Power; Binding Effect.

     The Purchaser has all requisite power and full legal right to execute and deliver this Agreement and the Ancillary Agreements, and to perform all of its obligations hereunder and thereunder in accordance with the respective terms hereof and thereof. This Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of the Purchaser, and this Agreement has been duly executed and delivered by the Purchaser and constitutes, and each of the Ancillary Agreements, when executed and delivered by the
Purchaser at the Closing, will constitute, a legal, valid, and binding obligation of the Purchaser, enforceable against it in accordance with its respective terms. The execution, delivery, and performance by the Purchaser of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by the Purchaser of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of the Purchaser, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to the Purchaser, or (z) any agreement or instrument to which the Purchaser is a party or by which any of its assets is or are bound.

          3.4. Listed Contracts.

     The Purchaser has delivered or caused to be delivered to the Company correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment which comprise the Listed Contracts, listed on Exhibit A, each as amended to date. Each Listed Contract is a valid, binding and enforceable obligation of the Purchaser, and, to the Purchaser's knowledge, of the other party or parties thereto, and is in full force and effect. Neither the Purchaser is nor, to the Purchaser's knowledge, is any other party thereto, (nor is the Purchaser considered by any other party thereto to be) in breach of or noncompliance with any term of any Listed Contract (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. Other than in the ordinary course of business, no claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Purchaser and any supplier, customer or any other person, relating to any Listed Contract is pending or, to the Purchaser's knowledge, threatened, nor is there any basis for any of the foregoing. Each Listed Contract is assignable by the Purchaser to the Company without the consent of any other person.

          3.5. Litigation, Etc.

     No litigation, arbitration, action, suit, claim, demand, proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, commission or other person) is pending or, to the Purchaser's knowledge, threatened, against the Purchaser, nor is there any basis therefor known to the Purchaser.

          3.6. Potential Conflicts of Interest.

     Neither the Purchaser nor any of its officers, directors, shareholders, or employees (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 2% of the securities of any publicly held and traded company) in, or is an officer, director, member, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company or any of its Subsidiaries; (iii) to the Company's knowledge, has any cause of action or other claim whatsoever against the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements; or (iv) owes any amount to the Company or any of its Subsidiaries.

          3.7. Brokers.

     No finder, broker, agent, or other intermediary has acted for or on behalf of the Purchaser in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Company or any of its Subsidiaries to any such person in connection with such transactions.

          3.8. Compliance with Other Instruments, Laws, Etc.

     The  Purchaser has complied with, and is in compliance with,
(i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and (ii) its charter documents and by-laws, each as amended to date. The Purchaser has not committed, been charged with, or, to the Purchaser's knowledge, been under investigation with respect to, nor does there exist, any violation by the Purchaser of any provision of any federal, state, or local law or administrative regulation, except for any violations that, both singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Purchaser has and maintains, and Section 3.8 of the Purchaser Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits, and other authorizations from all such governmental authorities as are legally required for the conduct of its business or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Section 3.8 of the Purchaser Disclosure Schedule) are in full force and effect in all material respects, and true and complete copies of all of which have been delivered to the Company.

          3.9. Foreign Corrupt Practices Act.

     The Purchaser has taken no action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Purchaser's knowledge, there is not now, and there has never been, any employment by the Purchaser of, or beneficial ownership in the Purchaser by, any governmental or political official in any country in the world.

          3.10.     Disclosure.

     No representation or warranty by the Purchaser in this Agreement, in the Purchaser Disclosure Schedule, or in the Ancillary Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is no fact or circumstance relating specifically to the business or condition of the Purchaser, other than such facts and circumstances as are generally understood to affect the Purchaser's industry, that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in the Purchaser Disclosure Schedule.

     4.   Covenants.

     The Purchaser covenants that until the second anniversary of the date of this Agreement, the Purchaser will comply with each of the following covenants. Notwithstanding the foregoing, in the event that the Purchased Securities are released from escrow as set forth in Section 1.5 above, the terms and conditions of this Section 4 shall be terminated and null and void.

          4.1. Voting Agreement.

    (a)  Agreement with Respect to Voting.

      (i) Purchaser shall vote any and all shares of the Company's capital stock held by it from time to time, and shall use its best efforts to cause the several members of the Company's Board of Directors whom it has nominated to vote to maintain the membership of the Board of Directors in accordance with the terms and conditions of this Agreement, as set forth in Section 4.1(b), and to cause the Company to act or abstain from acting, in accordance with all of the provisions of this Agreement.

      (ii) If the Purchaser fails or refuses to vote its shares of the Company's capital stock as required by, or votes its shares of the Company's capital stock in contravention of, this Agreement, then Nana Yalley and Jon J. Jannotta, and each of them, shall have an irrevocable proxy and power of attorney, coupled with an interest, to vote such shares of shares of the Company's capital stock in accordance with this Agreement, and the Purchaser hereby grants to each of Nana Yalley and Jon J. Jannotta an irrevocable proxy.

    (b) Board of Directors. The Board of Directors shall be comprised of five (5) directors, designated as follows:

      (i) One of the directors shall be Nana Yalley for so long as he shall remain the President of the Company.

      (ii) One of the directors shall be one of the following individuals: Benedict L. Paglia, Roger Paglia or Jon J. Jannotta.

     (iii) Three of the directors shall be designated by the Purchaser.

          4.2. Non-competition.

    (a) Other than as the Purchaser has already disclosed to the Company concerning the Purchaser's current activities and operations and as expanded in the future in businesses competitive with the Company's, all of which are expressly excluded from the terms of this Section 4.2, the Purchaser will not, directly or indirectly, own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any person that engages in, or assists others in engaging in or conducting any business, which deals, directly or indirectly, in products or services competitive with the Company's, or any of its Subsidiaries', product line or services, anywhere in the world; provided, however, that the above shall not be deemed to prohibit the Purchaser from owning or acquiring securities issued by any corporation whose securities are listed with a national securities exchange or are traded in the over-the-counter market, provided that the Purchaser at no time owns, directly or indirectly, beneficially or otherwise, two (2%) percent or more of any class of any such corporation's outstanding capital stock.

    (b) Except as specifically provided in this subsection (b), notwithstanding anything contained in subsection (a) above, the Purchaser will not knowingly provide or solicit to provide to any person any goods or services which are competitive with those provided by the Company or any of its Subsidiaries, or which would be competitive with the goods or services that the Company or any of its Subsidiaries has planned to provide to any customer of the Company or any of its Subsidiaries.

    (c) The Purchaser agrees that it shall not divulge to others, nor shall he use to the detriment of the Company or any of its Subsidiaries, or in any business or process of manufacture competitive with or similar to any technology, business or process of manufacture engaged in by the Company or any of its Subsidiaries, any confidential or trade secret information relating to technology, sales, salesmen, sales volume or strategy, customers, formulas, processes, methods, machines, manufactures, compositions, ideas, improvements or inventions belonging to or relating to the business of the Company or its Subsidiaries.

    (d) The Purchaser will neither solicit, hire or seek to solicit or hire any of the Company's or any of its Subsidiaries' personnel in any capacity whatsoever nor shall the Purchaser induce or attempt to induce any of the Company's or any of its Subsidiaries' personnel to leave the employ of the Company to work for the Purchaser or otherwise.

     5.   Restrictions on Transfer.

          5.1. General Restriction.

     The Purchased Securities and all securities issued in exchange therefor (for purposes of this Section 5, the "Restricted Securities"), will be transferable only upon the satisfaction of the conditions set forth in this Section 5. Any transfer or purported transfer in violation of this Section 5 will be void.

          5.2. Notice of Transfer.

     Subject to Section 8.6, prior to any transfer of any Restricted Securities, the holder thereof will give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee, accompanied by the written agreement of the proposed transferee to be bound by all of the provisions hereof and of the Ancillary Agreements applicable to holders of such Restricted Securities hereunder or thereunder.

          5.3. Restrictive Legends.

     For so long as the Purchased Securities remain subject to the restrictions on transfer set forth in this Section 5, the certificates representing such Purchased Securities will bear restrictive legends in substantially the following forms:

                  The   securities   represented   by   this
          certificate  have  not been registered  under  the
          Securities   Act   of  1933,   as   amended   (the
          "Securities Act"), and may be transferred only pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from the registration requirements of the Securities Act.

                  The   securities   represented   by   this
          certificate are subject to certain restrictions on transfer set forth in a Stock Purchase Agreement dated as of July 18, 2003, by and between the issuer of such securities and the registered holder of this certificate (or such holder's predecessor-in-interest). A copy of such agreement is on file and may be inspected by the registered holder of this certificate at the principal executive office of the issuer.

          5.4. Termination of Restrictions.

     The restrictions imposed by this Section 5 upon the transferability of Restricted Securities will terminate as to any particular Restricted Securities when such Restricted Securities have been sold pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act pursuant to which the transferee receives securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3). Whenever any of such restrictions terminates as to any Restricted Securities, the holder thereof will be entitled to receive from the Company, at the Company's expense, new certificates representing such Purchased Securities, without the applicable restrictive legends.

     6.   Expenses; Indemnification.

    (a) The Company hereby agrees to pay on demand all reasonable out-of-pocket expenses (including without limitation the reasonable fees and charges for disbursements of one counsel to the Purchaser) incurred by the Purchaser or any holder of any of the Purchased Securities issued hereunder in connection with the enforcement of any rights hereunder, or with respect to any of the Purchased Securities, including without limitation, (a) the cost and expenses of preparing and duplicating this Agreement and the Purchased Securities; (b) the cost of delivering to each Purchaser's principal office, insured to such Purchaser's satisfaction, the Purchased Securities sold to such Purchaser hereunder and any Purchased Securities delivered to such Purchaser in exchange therefor or upon any exchange, or substitution thereof; and (c) recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or the issuance of any of the Purchased Securities.

    (b) All covenants, agreements, representations, and warranties made herein or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchaser pursuant hereto will be deemed to have been relied on by the Purchaser, notwithstanding any investigation made by or on behalf of the Purchaser, and will survive the Closing. The Company will indemnify, defend, and hold harmless each Purchaser, and each of Purchaser's partners, stockholders, officers, directors, employees, agents, and representatives, from and against any and all Damages incurred by any of them in any capacity and resulting from or relating to the material breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchaser pursuant hereto.

    (c) The obligations of the Company under this Section 6 will survive transfer of the Purchased Securities and the termination of this Agreement.

     7.   Definitions.

          7.1. Certain Defined Terms.

     For  all purposes of this Agreement the following terms will
have   the  meanings  set  forth  or  cross-referenced  in   this
Section 7:

     "Affiliate" means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company (or other referenced person) and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of the Company (or other referenced person), and any of the Family Members of any such person, (b) any person of which the Company (or other referenced person) and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, (c) in the case of a specified person who is an individual, Family Members of such person, and (d) in the case of the Purchaser, any entities for which a Purchaser or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of such Purchaser or the general partner or investment adviser thereof, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

     "Affiliated  Group" has the meaning given to it  in  Section
1504 of the Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

     "Ancillary   Agreements"  means  the   Registration   Rights
Agreement and any other agreement or document delivered or executed in connection with this Agreement.

     "CERCLA"  means  the  Comprehensive Environmental  Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate of Incorporation" means the Certificate of Incorporation of the Company as the same may be amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, $0.001 par value per share, of the Company.

     "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including without limitation court costs and the fees and expenses of counsel and experts.

     "Derivative Securities" means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock, and (ii) all options, warrants, and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

     "Environmental Laws" means, collectively, the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any and all state or local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment, each, as the case may be, as amended.

     "EPA"  means  the  United  States  Environmental  Protection
Agency.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Family Members" means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons and the estate of any such persons.

     "GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors,
(ii)  applied  on  a  basis consistent with  prior  periods,  and
(iii) such that, insofar as the use of accounting principles is pertinent, a certified public accountant could deliver an unqualified opinion with respect to financial statements in which such principles have been properly applied.

     "Hazardous Substances" means, collectively, any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33), or any toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

     "Holder" means, as of the relevant time of reference, a holder of Purchased Securities.

     "Indebtedness" means (a) all indebtedness for borrowed money, whether current or long-term, or secured or unsecured,
(b) all indebtedness for the deferred purchase price of property or services represented by a note or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which it is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, and (g) all indebtedness of any person that is directly or indirectly guaranteed by the Company or that it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "Liens" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except: (i) in the case of references to securities, any of the same arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws,
(ii) real estate taxes not yet due and payable, (iii) any lien in favor of any landlord for unpaid rent, additional rent, or other charges, which lien is created by statute or under any lease under which the Company or any of its Subsidiaries is lessee, and
(iv) liens relating to accounts payable incurred in the ordinary course of business.

     "Majority Holders" means, as of the relevant time of reference, the record holders of at least seventy-five percent
(75%) of the shares of Common Stock sold and purchased pursuant to this Agreement.

     "Material Adverse Effect" means, with reference to the Company or any of its Subsidiaries, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the Company or any of its Subsidiaries, or on the Company's ability to consummate the transactions hereby contemplated.

     "Person" or "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

     "Registration  Rights  Agreement"  means  the   Registration
Rights Agreement, dated as of the date hereof, among the Company and the Purchaser in the form of the attached Exhibit C.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same are in effect at the relevant time of reference.

     "Subsidiary" means, with respect to any person, any corporation or limited liability company a majority (by number of votes) of the outstanding shares of any class or classes or membership interests, as the case may be, of which are at the time owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes or membership interests, as the case may be, (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

          7.2. Terms Defined Elsewhere.

     The following terms are defined herein in the sections identified below:

     Term              Section      Term                         Section
    ------            ---------     -----                        -------
     Agreement         Preamble     Proprietary Information        2.19

     Closing             1.3        Purchased Securities           1.1

     Closing Date        1.3        Purchaser                   Preamble

     Company           Preamble     Restricted Securities          5.1

     Employee Benefit   2.17(a)
     Plan


     8.   Status of Schedules and Exhibits as of Signature Date.

    (a) The parties each acknowledge and agree that as of the date this Agreement is executed and delivered, none of the Schedules or Exhibits to this Agreement have been prepared, delivered, reviewed or approved by the parties or their respective counsel. In addition to and without in any way limiting any other express or implied condition precedent to the obligations of any party under this Agreement, the obligations of the parties under this Agreement are hereby made subject to and contingent upon the following:

     (i) The preparation, delivery and approval by the parties of all of the Schedules described in this Agreement;

     (ii) The preparation, delivery and approval by the parties of all of the Exhibits to this Agreement; and

    (iii) All other express and implied conditions precedent to the obligations of the parties under this Agreement shall have been satisfied or waived at or prior to the Closing.

    (b) In addition, notwithstanding any other term, condition, covenant or provision of this Agreement or of any other agreement, the parties have not made, and shall not be deemed to have made by their execution and delivery of this Agreement, any representation or warranty with respect to any:

     (iv) Schedule described in this Agreement;

     (v)  Exhibit to this Agreement;

     (vi) Document or state of facts pertaining to any Schedule or Exhibit to this Agreement; or

    (vii) The intended contents to any document or state of facts pertaining to any Schedule or Exhibit to this Agreement.

           Any representations or warranties with respect to those matters or items shall be made (unless waived or amended) only as of the Closing Date, and only with respect to the Schedules and Exhibits attached to this Agreement as of the Closing Date.

     9.   Miscellaneous Provisions.

          9.1. Amendments, Consents, Waivers, Etc.

    (a) This Agreement or any provision hereof may be amended or terminated by the agreement of the Company and the Purchaser, and the observance of any provision of this Agreement that is for the benefit of the Purchaser may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval, or other action to be given or taken by the Purchaser pursuant to this Agreement may be given or taken by the consent of the Purchaser.

    (b) No course of dealing between the Company and the Purchaser will operate as a waiver of any of the Company's or the Purchaser's rights under this Agreement. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any person in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          9.2. Notices.

     All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if
(i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day) or (iv) dispatched by facsimile (if the facsimile is in complete, readable form, effective upon dispatch), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 8.2):

     (a)  If to the Company:

          Media and Entertainment.com, Inc.
          10120 S. Eastern Avenue, Suite 200
          Las Vegas, NV 89052
          Attention: Jon J. Jannotta
          Facsimile No.: (702) 492-1262

          with copies sent at the same time and by the same means to:

          Elliot H. Lutzker, Esq.
          Snow Becker Krauss P.C.
          605 Third Avenue
          New York, NY 10158-0125
          Facsimile No. (212) 949-7052

     (b)  If to the Purchaser:

          Winsonic Holdings, Ltd.
          One Wilshire Building
          624 S. Grand Avenue, Suite 1100
          Los Angeles, CA 90017
          Attention: Winston Johnson
          Facsimile No.: (213) 489-2356

          with a copy sent at the same time and by the same means to:

          Michael G. Homeier, Esq.
          Wasserman, Comden, Casselman & Pearson L.L.P.
          11755 Wilshire Boulevard, Suite 1230
          Los Angeles, CA 90025
          Facsimile No.: (310) 477-7663

          9.3. Counterparts.

     This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

          9.4. Captions.

     The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

          9.5. Binding Effect and Benefits.

     This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Purchaser's benefit will inure to the benefit of all permitted transferees of Purchased Securities, and the applicable provisions of this Agreement that bind the Purchaser will bind all transferees of Purchased Securities. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

          9.6. Assignment.

     This Agreement and the rights and obligations hereunder may not be assigned by the Company without the written consent of the Purchaser. Subject to the terms of Section 5 of this Agreement, this Agreement and the rights and obligations hereunder and the Purchased Securities may be transferred by each of the Purchaser in its sole discretion at any time, without the consent of the Company.

          9.7. Construction.

     The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

          9.8. Further Assurances.

     From time to time on and after the Closing Date, the Company and the Purchaser will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as the other party may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and/or any of the Ancillary Agreements and to carry out the purposes hereof and thereof.

          9.9. Severability.

     No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

          9.10.     Equitable Relief.

     Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

          9.11.     Entire Agreement.

     This Agreement, together with the exhibits and schedules hereto and the Ancillary Agreements, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing or any other provision of this Agreement or the Ancillary Agreements, nothing herein or therein will be deemed to terminate or supersede any other agreements not specifically terminated or superseded herein or therein.

          9.12.     Governing Law.

     This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to agreements under seal made, and entirely to be performed, within Delaware.

      [The rest of this page is intentionally left blank.]

                           SIGNATURES

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as an agreement under seal on and as of the date first above written.

MEDIA   AND  ENTERTAINMENT.COM,  WINSONIC HOLDINGS, LTD.
INC.

                                 By:  /s/  Winston Johnson
By:  /s/  Jon Jannotta               -----------------------
    ------------------           Name:     Winston Johnson
Name:     Jon Jannotta
                                 Title:    President
Title:    Exec. V.P.